Exhibit 4


                               [STOCK CERTIFICATE]
                                     [FRONT]


INCORPORATED UNDER THE LAWS
OF THE COMMONWEALTH OF VIRGINIA

SEE REVERSE FOR CERTAIN DEFINITIONS


GUARANTY FINANCIAL CORPORATION


This Certifies that                                  is the


registered holder of                                 Shares


of Common Stock of GUARANTY FINANCIAL CORPORATION, par value $1.25 per share, transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by the facsimile signatures of its duly authorized officers.

Dated


/s/ Thomas P. Baker                                /s/ Kathleen M. Focht
PRESIDENT                                          SECRETARY


Countersigned and Registered:
         REGISTRAR AND TRANSFER COMPANY
                  (Cranford, New Jersey)
                          Transfer Agent and Registrar

                               [STOCK CERTIFICATE}

                                     [BACK]


GUARANTY FINANCIAL CORPORATION

INFORMATION CONCERING THJE DESIGNATIONS, RELATIVE RIGHT, PREFERENCES AND LIMITATIONS APPLICABLE TO EACH CLASS OF CAPITAL STOCK OF GUARANTY FINANCIAL CORPORATION AND THE VARIATIONS IN RIGHTS, PREFERENCES, AND LIMITATIONS DETERMINED FOR EACH SERIES, IF ANY (AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES, IF ANY), SHALL BE FURNISHED TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST IN WRITING AND WITHOUT CHARGE.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN -  as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT        (Cust)  Custodian        (Minor)  under Uniform Gifts
to Minors Act        (State)

Additional abbreviations may also be used though not in the above list.


For value received, __________________ hereby sells, assigns and transfers unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE


Please print or typewrite name and address including postal zip code of assignee



Shares represented by the within Certificate, and does hereby irrevocably constitute and appoint



Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
Dated, ________________

Signature(s) Guaranteed:                    Signature(s)



The signature to this assignment must be guaranteed by an approved eligible guarantor institution.


NOTICE: THE SIGNATURE(S) ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.